UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTH AMERICAN TECHNOLOGIES GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Wednesday, September 14, 2005

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of North American Technologies Group, Inc. (the “Company” or “NATK”) will be held at the Company’s plant located at 429 Memory Lane, Marshall, Texas 75672, on Wednesday, September 14, 2005 at 4:00 p.m. Central Time, for the following purposes:

1.	to elect two Class II directors of the Company;

2.	to approve an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of Common Stock from 150,000,000 to 250,000,000;

3.	to ratify the adoption of the North American Technologies Group, Inc. 2005 Stock Option Plan;

4.	to ratify the appointment of Ham Langston & Brezina, LLP as independent auditors for the Company for the fiscal year ending December 31, 2005; and

5.	to transact such other business as may properly be brought before the Meeting and at any adjournment(s) or postponement(s) thereof.

Only stockholders of record as of the close of business on August 8, 2005 are entitled to vote at the Meeting and any adjournment(s) or postponement(s) thereof.

All stockholders are cordially invited to attend the Meeting and the reception immediately following. Your directors welcome the opportunity to meet and visit with each of you personally.

To assure your representation at the Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage paid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

/s/ Joe B. Dorman
August , 2005	Secretary

YOUR VOTE IS IMPORTANT

You are urged to sign, date and promptly

return your proxy in the enclosed envelope.

PROXY STATEMENT

2005 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION, SOLICITATION

OF PROXIES AND VOTING

The enclosed proxy is solicited on behalf of the Board of Directors of North American Technologies Group, Inc. (the “Board”) to be voted at the Annual Meeting of Stockholders of the Company to be held at the Company’s plant located at 429 Memory Lane, Marshall, Texas 75672, on Wednesday, September 14, 2005 at 4:00 p.m. Central Time, and at any adjournment(s) or postponement(s) thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The proxy solicitation materials are being mailed on or about August     , 2005 to all stockholders entitled to vote at the Meeting. The mailing address of the Company’s executive office is 14315 West Hardy Road, Houston, Texas 77060.

Record Date and Share Ownership

Stockholders of record at the close of business on August 8, 2005 (the “Record Date”) are entitled to notice of and to vote at the Meeting. At the Record Date, there were 75,028,310 shares of common stock, $.001 par value (“Common Stock”) and 54,364 shares of Series CC Convertible Preferred Stock (“Preferred Stock”) outstanding. Each share of Preferred Stock is convertible into 925.926, shares of Common Stock at any time at the option of the holder. The Preferred Stock has voting rights equal to the Common Stock on an as-converted basis.

Revocability of Proxies

The execution of a proxy will not affect a stockholder’s right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is used at the Meeting either by filing with the Secretary of the Company a written notice of revocation or a proxy bearing a later date than the most recently submitted proxy, or by attendance at the Meeting and voting in person. Attendance at the Meeting will not, by itself, revoke a proxy, but submitting a proxy will ensure your representation if you do not attend the Meeting.

Form 10-KSB

A copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 accompanies this Proxy Statement. No material contained in the Form 10-KSB is to be considered a part of the proxy solicitation material.

Voting and Solicitation

On all matters submitted to stockholders at the Meeting, each share of Common Stock is entitled to one vote and each share of Preferred Stock in entitled to 925.926 votes. Certain shares of Preferred Stock, however, are subject to limits on conversion to the effect that such conversion would make the holder thereof the holder of more than 4.99% of the outstanding shares of Common Stock of the Company. The voting rights of such shares of Preferred Stock are limited to the actual number of shares of Common Stock into which such shares of Preferred Stock are immediately convertible. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding, voting separately as a class, is required to approve the amendment to the Company’s Certificate of Incorporation. The affirmative vote of the holders of shares (“Voting Shares”) entitled to cast a majority of the votes present in person or by proxy at a duly called and held meeting at which a quorum is present is required to approve each of the matters submitted to the stockholders for ratification. In the election of directors, the nominees receiving the highest number of affirmative votes of the Voting Shares entitled to be voted on the open positions, whether or not a majority of the shares present, will be elected. Stockholders are not entitled to cumulative voting in the election of directors.

Proxies which are validly executed by stockholders and which are received by the Company no later than the business day preceding the Meeting will be voted in accordance with the instructions contained thereon. If no instructions are given, the proxy will be voted in accordance with the recommendations of the Board and in the discretion of the persons named in the proxy on all other matters presented to the Meeting. For the reasons set forth in more detail in this Proxy Statement, the Board recommends a vote for each of the nominees for director and each of the matters proposed to be approved or ratified by the stockholders.

The cost of this proxy solicitation will be borne by the Company. In addition to the use of mail, proxies may be solicited in person or by telephone by employees of the Company without additional compensation. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

Quorum; Abstentions; Broker Non-Votes

Stockholders holding a majority of the Voting Shares, considered together, entitled to vote on the Record Date must be present in person or represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for the purpose of determining a quorum but will not be counted in determining the outcome of any matter for which the holder does not vote or the broker does not have discretionary authority to vote. If the shares represented in person or by proxy at the Meeting are not sufficient to constitute a quorum, the Company may adjourn the Meeting from time to time, without notice other than by announcement at the Meeting adjourned, to permit the Company to continue soliciting proxies. Proxies given pursuant to this solicitation and not revoked will be voted at any postponement or adjournment of the Meeting in the manner set forth above.

CHANGES IN CONTROL

On November 8, 2004, the Company entered into a Common Stock Purchase Agreement (the “Stock Purchase Agreement”) with Avalanche Resources, Ltd. (“Avalanche”), Kevin C. Maddox (“Maddox”) and an investment group composed of Big Bend XI Investments, Ltd. (“Big Bend”), Crestview Capital Master, LLC (“Crestview”), Midsummer Investment Ltd. (“Midsummer”), HLT FFT, LLC (“HLT”), Richard Kiphart (“Kiphart”), Islandia, L.P. (“Islandia”) and Crestview Warrant Fund, L.P. (“Crestview Warrant” and, collectively with Big Bend, Crestview, Midsummer, HLT, Kiphart and Islandia, the “Stock Purchasers”) in which Avalanche and Maddox agreed to sell all 34,338,246 shares of Common Stock and warrants to purchase 3,719,768 shares of Common Stock owned by them to the Stock Purchasers (the “Control Transaction”). The Stock Purchasers paid an aggregate of $10,800,000 in cash (the “Proceeds”) to Avalanche and Maddox for these securities. The Control Transaction was closed on November 12, 2004 and resulted in a change of control of the Company.

Contemporaneously with the execution of the Stock Purchase Agreement, and as a condition to the closing of the transactions contemplated thereby, Avalanche, Maddox and the Company entered into an Exchange Agreement (the “Exchange Agreement”) with Sponsor Investments, LLC (“Sponsor”) in which Sponsor (the “Sponsor Transaction”) agreed to exchange (a) its option (the “Sponsor Option”) to acquire a 49.9% ownership interest in the Company’s subsidiary TieTek LLC (“TieTek”), and (b) its Class B Membership interest in TieTek (the “Class B Membership Interest”) for 43,114 shares of Preferred Stock of the Company and a warrant to purchase 9,158 shares of Preferred Stock of the Company (collectively, the “Exchange Securities”). The 43,114 shares Preferred Stock issuable pursuant to the warrant are convertible into approximately 39,920,374 shares of Common Stock and the 9,158 shares of Preferred Stock convertible into an estimated 8,479,630 shares of Common Stock. The Sponsor Transaction was closed on February 22, 2005. The consummation of the Sponsor Transaction resulted in a further change of control of the Company.

On February 22, 2005, Sponsor, certain of its affiliates, and the Stock Purchasers (the “Participating Stockholders”) entered into a Stockholders Agreement (“Stockholders Agreement”). Pursuant to the Stockholders Agreement, the Participating Stockholders agreed to vote all shares of Common Stock held by them in favor of the election of two nominees designated by the Stock Purchasers, two nominees designated by Sponsor, and one nominee designated by Sponsor and Big Bend, who will also serve as the Chief Executive Officer. This obligation to vote terminated on May 31, 2005.

Pursuant to the Exchange Agreement, the Stock Purchase Agreement and the Stockholders Agreement, all of the officers and directors of the Company in office immediately prior to execution of those agreements were replaced. The Stock Purchasers designated Robert M. Hoyt and Kenneth Z. Scott to serve as their directors. Sponsor designated General Goh Yong Siang and Robert W. Black to serve as its directors. Mr. Sullivan was designated to serve by Sponsor and Big Bend.

On April 5, 2005, Mr. Black resigned from the board of directors of the Company. He did not specify a reason for his resignation.

RECENT TRANSACTIONS

Background

The Company and its subsidiaries TieTek Technologies, Inc. (“TTT”) and TieTek are parties to $14,000,000 construction loan agreement (the “Construction Loan”) provided to the Company by Opus 5949 LLC (f/k/a Tie Investors LLC), a Sponsor Affiliate (“Opus”), under which $15,022,115.68 in principal and interest was outstanding as of July 7, 2005. TieTek previously failed to make the $757,944 payment of principal and interest due April 1, 2005 on the Construction Loan. On May 9, 2005, the Company, TieTek and TTT (collectively, the “Borrowers”) entered into a Forbearance Agreement (the “Forbearance Agreement”) with Opus pursuant to which Opus agreed to defer receipt of the principal payments due under the Construction Loan until January 1, 2006 and to forbear in the enforcement of its rights thereunder until December 31, 2005. Upon the execution of the Forbearance Agreement, TieTek executed a promissory note to Opus in the amount of $407,944.45 (the “April Note”), representing the interest payment originally due under the Construction Loan on April 1, 2005.

Under the Forbearance Agreement, the Borrowers were obligated:

•	to select special counsel and an investment banker to determine the feasibility of refinancing the Construction Loan, and/or obtaining a bridge loan, a working capital loan or a permanent loan;

•	to solicit from certain of the Company’s large shareholders financing for the Borrower’s cash needs during the period necessary for TieTek to achieve stabilization of its manufacturing processes;

•	to obtain a commitment for such additional financing on or before July 30, 2005;

•	to engage one or more consultants to assist the Borrower in improving its operations and stabilizing the manufacturing processes; and

•	to provide to Opus certain financial information on an accelerated basis.

The Company began thereafter to vigorously seek new financing to comply with the terms of the Forbearance Agreement and to otherwise fund the Company’s operations. After an extensive search, the Company received only one offer of financing from an investor group composed primarily of the Company’s largest shareholders.

Amendment to Construction Loan

As part of such financing offer, on July 7, 2005, the Company, TTT and TieTek entered into a Limited Waiver and First Amendment to Construction Loan Agreement (the “Loan Amendment”) with Opus which amends the provisions of the Construction Loan. Pursuant to the Loan Amendment, the following changes were made to the Construction Loan:

•	Opus waived the events of default that had occurred under the Construction Loan prior to the date of the Loan Amendment.

•

The Company issued 4,541,822 shares of Common Stock to Opus in payment of all of the principal owing on the April Note in the amount of $407,944.45 and $614,171.23 in interest owing under the April Note and the Construction Loan. The shares of Common Stock issuable to Opus were valued at $0.225045 per share, equal to the average trading value of the Common Stock on the twenty trading days prior to the closing of the Loan Amendment.

•

TieTek executed an Amended and Restated Note (the “New Note”) to Opus in the amount of $14,000,000, bearing interest while the Debentures (defined below) are outstanding and not in default at 7% per annum.

•

Interest is payable quarterly on the New Note by issuance of shares of Common Stock with a market value, on the twenty trading days immediately prior to the time of their issuance, equal to the interest payment then due.

•	Beginning July 7, 2006, the New Note begins bearing interest at the prime rate plus 7%, payable in cash.

Sale of Securities

In connection with the Loan Amendment, on July 7, 2005, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Sponsor, Toibb Investment LLC (“Toibb Investment”), Michael Toibb (“Toibb”), Scott M. and Cheryl L. Hergott Living Trust (“Hergott”), Crestview, Midsummer, and Islandia (with Sponsor, Toibb Investment, Toib, Hergott, Crestview, Midsummer and Islandia collectively referred to as the “Debenture Purchasers”) in which the Company agreed to issue to the Debenture Purchasers $5,000,000 in principal amount of 7% Convertible Debentures (“Debentures”) and warrants (“Warrants”) to purchase up to 5,554,438 shares of common stock, $.001 par value (“Common Stock”), of the Company at $0.24 per share. The following table sets forth the face amount of the Debentures and the number of Warrants purchased by each of the Debenture Purchasers.

Name of Debenture Purchaser	Principal Amount of Debentures	No. of Warrants
Sponsor Investments, LLC	$2,325,000	2,528,813.50
Toibb Investment LLC	940,000	1,044,234.27
Michael Toibb	50,000	55,544.38
Scott M. and Cheryl L. Hergott Living Trust	50,000	55,554.38
Crestview Capital Master, LLC	845,000	938,699.96
Midsummer Investment Ltd.	565,000	627,651.45
Islandia, LP	225,000	249,949.69

Total	$5,000,000	5,554,437.63

All of the Debenture Purchasers, other than Toibb Investment, Toibb and Hergott (the “Existing Shareholders”), were, prior to the purchase of securities pursuant to the Securities Purchase Agreement, significant shareholders of the Company. The Existing Shareholders collectively beneficially owned, prior to such purchase, a majority of the outstanding shares of the Company’s Common Stock.

Concurrently with the execution of the Securities Purchase Agreement, the Company, the Debenture Purchasers and Feldman Weinstein, LLP, as custodial agent for and for the benefit of the Debenture Purchasers (“Custodian”), entered into a Custodial and Security Agreement (“Custodial Agreement”). Pursuant to the Custodial Agreement, the proceeds of the sale of the Debentures and the Warrants were deposited with the Custodian. At the closing of the sale, the Custodian distributed $2,000,000 of such proceeds to the Company and placed the remaining $3,000,000 in an account (the “Account”). Thereafter, in order to withdraw funds from the Account, the Company must submit to the Custodian, at least three business days prior to any such withdrawal, a request for funding which may not exceed certain funding caps set forth in the Securities Purchase Agreement. Each funding request must include a resolution of a committee of disinterested directors of the Company requesting the funds.

After receipt of a funding request from the Company, the Custodian will be obligated (in the absence of a veto exercised by Debenture Purchasers holding at least 66 2/3% of the principal value of the Debentures) to provide the requested funds to the Company. No requests for funding may be made after July 7, 2006. If less than all of the funds are released from the Account, the remainder will be held by the Custodian for the benefit of the Debenture Purchasers. Any Debenture Purchaser may request the return of all funds held in the Account to the Debenture Purchasers (a) if the Company has not requested funds from the Account for more than forty-five (45) days or (b) at any time after a funding date in May 2006. The return of the funds held in the Account to the Debenture Purchasers will be deemed a repayment of such amount under the Debentures.

The Debentures accrue interest at 7% per annum and are payable in full on July 7, 2006. Principal of the Debentures is convertible, at any time, into shares of Common Stock of the Company at a conversion price of $0.22 per share, subject to adjustment for certain antidilution events. Interest only is payable on the Debentures on October 1, January 1, April 1 and July 1 of each year during which the Debentures are outstanding in shares of Common Stock of the Company valued at the lower of $0.22 and the daily volume weighted average trading price of the Common Stock on the 20 days prior to the date such interest payment is due. The Company and the Debenture Purchasers have agreed that the Company may not make payments, and the Debenture Purchasers will not accept payments, with respect to the Debentures (other than in shares of Common Stock) until the Construction Loan is paid in full.

The Debentures contain liquidated damages provisions in the event the Company fails to deliver certificates for shares of Common Stock issuable thereunder within the time periods required. In addition, in the event of a default under the Debentures, the Company will be obligated to pay interest at 18% after the default and pay the higher of (a) 110% of the principal amount of the Debentures and (b) the then market value of the Common Stock issuable upon conversion of the Debentures. No holder is allowed to convert any Debentures if, after giving effect to such conversion, the holder and its affiliates would beneficially own in excess of 4.99% of the Common Stock outstanding. A holder may waive this limitation on the number of shares held by it if it provides at least 61 days prior notice of its waiver to the Company.

The Warrants have a three-year term and are exercisable at any time, in whole or in part. The number of shares exercisable under the Warrants and the exercise price are subject to adjustment in the event of a stock split, combination, reclassification, stock distribution or dividend. No holder is allowed to exercise any Warrants if, after giving effect to such exercise, the holder and its affiliates would beneficially own in excess of 4.99% of the Common Stock outstanding. A holder may waive this limitation on the number of shares held by it if it provides at least 61 days prior notice of its waiver to the Company.

Requirement to Amend Certificate of Incorporation

Upon the closing of the Securities Purchase Agreement, the Company had an insufficient number of authorized shares of Common Stock to issue authorized shares to each person holding securities exercisable for or convertible into shares of Common Stock. Pursuant to the Securities Purchase Agreement, the Company agreed that within 75 days of the closing date, the Company would hold a meeting of its shareholders for the purpose of approving an amendment to the Company’s Certificate of Incorporation which will increase the number of authorized shares of Common Stock to a number that is sufficient for the Company to issue authorized shares of Common Stock to each holder of Common Stock equivalents upon the exercise or conversion thereof. If the Company fails to approve such an amendment to its Certificate of Incorporation, it will be in default under the Securities Purchase Agreement and the obligations of the Company under the Debentures will become subject to acceleration.

PROPOSAL 1

ELECTION OF CLASS III DIRECTORS

Nominees for Consideration at the Meeting

The Board of Directors of the Company is currently composed of five directors, divided into three classes. The directors are elected to serve staggered three-year terms, with the term of one class of directors expiring each year. The three classes of directors are identified as Class I, Class II and Class III based on the expiration of the terms of the directors in each class. Vacancies in the Board may be filled by the Board, and any director chosen to fill a vacancy shall hold office until the next election of the class for which such director has been chosen.

The following table lists the name, age, and positions held of each director and executive officer of the Company, as well as the period of time such director or executive officer has served. The term of office of each director is three years. The term of office of the Class I directors expires at the annual meeting of stockholders in 2006; the term of office of the Class II directors expires at the annual meeting of stockholders in 2007; and the term of office of the Class III directors expires at the annual meeting of stockholders in 2005, in each case subject to earlier resignation or removal and until their respective successors are elected and qualified.

Name and Age	Position held	Officer/Director Since
General Goh Yong Siang - 53	Class I Director	February 22, 2005

Robert M. Hoyt - 54	Class III Director	November 22, 2004

Kenneth Z. Scott - 62	Class I Director	November 22, 2004

Henry W. Sullivan - 65	Chief Executive Officer Class II Director	November 8, 2004 (officer) November 9, 2004 (director)

Joe B. Dorman – 60	Chief Financial Officer	April 18, 2005

Mr. Hoyt, who was appointed a Class III director in 2005, has been nominated for election as a Class III director at this meeting. William C. Thompson has also been nominated for election as a Class II director at this Meeting. Unless otherwise specified, each properly executed proxy received will be voted for the election of the nominees named below to serve as Class III directors until the 2008 Annual Meeting of Stockholders or until his successors are elected and qualified. The persons named below have been nominated by the Board and shall be identified as Class III directors. Although the Company is not aware of any reason that the nominees will be unable or will decline to serve as directors, in the event that any nominee is unable or unwilling to serve, the proxies solicited hereby will be voted for such other person or persons as may be nominated by the Board of Directors.

NOMINEES FOR CLASS III DIRECTORS

Stockholder Vote

The nominees receiving the highest number of affirmative votes of the shares entitled to be voted on the two open positions will be elected.

Robert M. Hoyt is the managing director of Crestview Capital Master, LLC, a privately held equity investment fund, where he has served since August 2003. Dr. Hoyt was formerly a founder of Jennison Associates LLC, a company that assesses and rates other businesses on the strength of their business model and management (2001 through August 2003) and senior vice president of Pentacon, Inc., a company engaged in supply management for original equipment manufacturers (March 1998 through April 2001). Dr. Hoyt also served as a psychologist on the faculty of the Mount Sinai Medical School. Dr. Hoyt received his masters degree from Northwestern University and his Ph.D in clinical psychology from Yeshiva University. He created the Joseph Hoyt Foundation, an organization focused on issues in the American education system, and is on the boards of both Sarah Lawrence College in New York and Francis W. Parker School in Chicago.

William C. Thompson is the General Manager-Rail of Jacobs Engineering in Omaha, Nebraska. From January 1999 to 2001 he was Senior Director of Derailment Prevention for Union Pacific Railroad Company (“UPR”) after having completed one year as a Director of Derailment Prevention. From 1999 to 2004, Mr. Thompson served as a director of the Company. Mr. Thompson served as UPR’s Director of Engineering Research for approximately ten years. He has been active in many industry organizations, serving as the Chairman of the National Transportation Research Board’s Committee on Railway Maintenance and on the Board of Directors of the American Railway Engineering and Maintenance-of-Way Association. Mr. Thompson holds Bachelor of Science degrees in Civil Engineering and Environmental Engineering from the University of Wisconsin.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. HOYT AND THOMPSON AS CLASS III DIRECTORS OF THE COMPANY.

Other Members of the Board of Directors and Executive Officers

The following is an identification and description of the business experience of the Company’s directors who are not being voted on for election as directors at the Meeting.

INCUMBENT CLASS I DIRECTORS

General Goh Yong Siang has been a Vice President (Technology) and director of Sponsor, a private investment group, since 2003. Since 2001, General Goh has been a partner of Beta Capital Group, LLC, a private investment group also located in Dallas, Texas. He served as President of Singapore Technologies Engineering (USA), an engineering and technical group, from 1998 until 2000 and as President of Patriot Air, LLC, a charter carrier, from 2001 to 2003. In May 2003, Patriot Air, LLC filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code and was subsequently liquidated in February of 2004. General Goh holds a BA from the National University of Singapore. He was designated to be appointed to the Board of Directors by Sponsor pursuant to the Stockholders Agreement.

Kenneth Z. Scott is President of Railhead Energy Company, an independent oil and gas exploration and production company, and is actively engaged in a variety of other investments. From 1997 until 2002, Mr. Scott served as Executive Vice President of Perot Systems Energy Corporation in Europe, and prior to that time as a senior executive of Electronic Data Systems Corporation (NYSE: EDS). Mr. Scott received both his BBA and MBA from Texas A&M University. Mr. Scott also serves on the board of directors of National Coal Corp.

INCUMBENT CLASS II DIRECTOR

Henry W. Sullivan became chief executive officer and a director in connection with the change of control resulting from the Control Transaction. Prior to becoming chief executive office and a director, Mr. Sullivan was the president of the Company’s subsidiary TieTek. He became the president of TieTek upon its founding in February 2004. In addition, Mr. Sullivan was the president and chief executive officer and a director of the Company from January 1999 until his resignation in January 2004. Before joining the Company, Mr. Sullivan was employed by Huntsman Chemical and Shell Oil Company in various positions, most recently as vice president of Shell Chemical Company. He currently serves as a director of the Sarkeys Energy Center at the University of Oklahoma. Mr. Sullivan holds a Bachelors degree in Chemical Engineering from Cooper Union, and Masters and Ph.D. degrees in Chemical Engineering from New York University.

EXECUTIVE OFFICERS

Henry W. Sullivan (described immediately above) and Joe B. Dorman are the chief executive officer and chief financial officer, respectively, of the Company. As of the date of this proxy statement, the Company had no other executive officers.

Joe B. Dorman was appointed Chief Financial Officer on April 18, 2005. Mr. Dorman, age 60, is both a certified public accountant and an attorney. He has been serving as local counsel for BancLeasing, Inc., a Michigan corporation, since 2001. From 1999 through 2001, he was chief financial officer and general counsel to that company’s predecessor, BancLeasing, Inc., a Texas corporation. BancLeasing, Inc. specialized in establishing leasing programs for community banks. From 1998 to 1999, he was special counsel for Empire Funding Corp., a mortgage lender. He received his BBA in Accounting from the University of Oklahoma in 1967 and his JD from the University of Texas School of Law in 1972.

Board Meetings and Committees

The Board of Directors met              times in 2004. All directors attended at least 75% of the meetings of the Board and committees of which they are members in 2004. None of our current directors were directors at the time of the last Annual Meeting of Stockholders. The Company expects each of its Board Members to attend the Annual Meeting.

At the directors meeting held on February 25, 2005, the Board determined that it would need to recruit additional directors to the Board to form an audit committee. The current audit committee consists solely of Mr. Scott. The Company is currently searching for qualified independent candidates for the Board that could serve on the audit committee. The Company currently has no compensation committee. All decisions related to executive and board compensation will be made by the board as a whole.

The Company does not have a standing nominating committee of the Board nor has the Company adopted a charter for the nominating process. Currently, the entire Board performs the functions of a nominating committee, including identifying individuals qualified to become board members, recommending nominees to fill vacancies in the membership of the Board as they occur and, prior to each annual meeting of stockholders, recommending director nominees for election at such meeting, and making recommendations concerning the size and composition of the Board. Board candidates are considered based upon various criteria, such as skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision, experience, and any other factors appropriate in the context of an assessment of the needs of the Board at that time. In addition, the Board will consider whether the individual satisfies criteria for independence as may be required by applicable regulations and personal integrity and judgment. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

The Board has the sole authority to retain, compensate and terminate any search firm or firms to be used in connection with the identification, assessment, and/or engagement of directors and director candidates. No such firm has been retained by the Company in the past.

The Board will consider proposed nominees whose names are submitted to it by stockholders; however, it does not have a formal process for that consideration. The Company has not adopted a formal process because it believes that the informal consideration process has served the Board’s and the stockholders’ needs. The Board intends to review periodically whether a more formal policy should be adopted. If a stockholder wishes to suggest a proposed name for Board consideration, the name of that nominee and related personal information should be forwarded to the Board, in care of the Corporate Secretary, at least six months before the next annual meeting to assure time for meaningful consideration by the Board. Mr. Thompson was recommended for nomination by the Chief Executive Officer of the Company.

Audit Committee. The purpose of the Audit Committee is to oversee the financial reporting procedures of the Company, insure adequate financial and internal controls, review the scope of the Company’s annual audit and recommend the selection of independent auditors. The primary responsibilities of this committee include: reviewing with the Company’s Chief Financial Officer the adequacy of quarterly and annual Securities and Exchange Commission (“SEC”) filings; reviewing and consulting with the Company’s independent auditors regarding their reports of audit and accompanying management letters; reviewing all financial statements, financial controls, internal controls and accounting practices of the Company; evaluating the performance and cost of the Company’s independent auditors; recommending to the Board of Directors the selection of the Company’s auditors for the upcoming year; and monitoring compliance by the Company’s management and employees with major Company policies and financial controls.

The membership of the Audit Committee is designed to include a minimum of two directors, each of whom meets the NASDAQ’s independence standards and at least one of whom is an audit committee financial expert as defined by the SEC. Currently, Mr. Scott is the only member of the audit committee and performs the responsibilities of the audit committee. He does not meet the SEC definition of “financial expert”. He is, however, independent as defined in Nasdaq Rule 4200(a)(15) and the rules of the SEC. The Company is currently searching for qualified independent candidates for the Board who could serve on the audit committee and would qualify as a “financial expert”. The Audit Committee met on              different occasions during 2004.

For each of the last two fiscal years, the Company incurred aggregate professional fees from its previous auditors, Mann Frankfort Stein & Lipp CPAs, LLP (“Mann Frankfort”), in the amount of $49,470 and $77,873, and to its current auditors, Ham Langston & Brezina, LLP (“HLB”), in the amount of $142,129.

Audit-Related Fees. The Company incurred fees for assurance and services that are reasonably related to the performance of the audit or review of the Company’s financial statements of $71,557 to Mann Frankfort in 2003 and of $83,000 to HLB in 2004.

Tax Fees. The Company incurred fees for tax compliance, tax advice and tax planning, composed principally of tax preparation services, of $6,116 in 2003 to Mann Frankfort, and $13,850 in 2004 to HLB.

All Other Fees. For each of the last two fiscal years, the Company incurred additional fees for services rendered in connection with SEC filings provided by Mann Frankfort of $49,470 and by HLB of $45,279.

The Audit Committee considered whether the provision of these services was compatible with maintaining the independence of Mann Frankfort and HLB as the Company’s principal independent accounting firms. All of the non-audit services described above were approved by the Audit Committee in accordance with its policies and procedures.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

OF NORTH AMERICAN TECHNOLOGIES GROUP, INC.

The following is the report of the Audit Committee for the year ended December 31, 2004. The Audit Committee operates under a written charter adopted by the Board of Directors in 2000 and included as an exhibit to the Company’s 2002 Proxy Statement. The Audit Committee as a whole meets regularly with the Company’s management and independent auditors to review and discuss the adequacy of the Company internal control environment and financial reporting, accounting matters, audit results, and compliance with its corporate responsibility program. In fulfilling its role, the Audit Committee reviewed and discussed the Company’s audited financial statements with management, discussed with HLP the matters required by Statement on Auditing Standards No. 61 relating to the conduct of the audit, received from HLP the written disclosure and letter required by Independent Standards Board Standard No. 1, and discussed with HLP its independence. A copy of the Company’s Audit Committee Charter is attached hereto as Exhibit B.

Based on its review, analysis and discussions with management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors (and the Board approved) that the Company’s audited consolidated financial statements for the two years ended December 31, 2004 be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004. That recommendation considers the review of HLP and Mann Frankfort (the Company’s previous independent auditors) qualifications as independent accountants for the Company. The review included matters required to be considered under SEC rules on auditor independence, including the nature and extent of non-audit services. In the business judgment of the Audit Committee, the nature and extent of non-audit services performed by Mann Frankfort during the year did not impair the firm’s independence.

The Audit Committee and the Board, in recognition and consideration of the recommendation of management, have also recommended, subject to stockholder ratification, the selection of Ham Langston Brezina, LLP as the Company’s independent auditors for 2005.

Audit Committee of the Board of Directors:

Kenneth Z. Scott, Chairman

Directors’ Compensation

In 2004, directors of the Company who were not also employees received cash compensation of $3,000 per quarter, except for the Chairman of the Board who received $5,000 per quarter and the Chairman of the Audit Committee who received $10,000 per quarter. The current directors receive no compensation for their services as director, although the board is considering adopting a compensation plan for directors.

Communications to Board

Although the Company has not to date developed formal processes by which stockholders may communicate directly to directors, it believes that the informal process, in which stockholder communications which are received by the Secretary for the Board’s attention are forwarded to the Board, has served the Board’s and the stockholders’ needs. In view of recently adopted SEC disclosure requirements relating to this issue, the Board may consider development of more specific procedures. Until any other procedures are developed and posted on the Company’s corporate website, any communications to the Board should be sent to it in care of the Secretary.

EXECUTIVE COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the most highly compensated executive officers of the Company who earned in excess of $100,000 (the “Named Officers”), for the fiscal years ended December 31, 2004, 2003 and 2002.

Summary Compensation Table

	Year	Annual Compensation					Long-Term Compensation Awards			All Other Compensation ($)(1)
Name and Principal Position		Salary ($)		Bonus ($)		Other Annual Compen- sation ($)	Restricted Stock Award(s) ($)		Securities Underlying Options/ SARs (#)
Henry W. Sullivan President and Chief Executive Officer(2)	2004 2003 2002	182,769 176,000 176,990		11,000 — —		— — —	— — —		— — —	8,157 3,579 4,555
Kevin C. Maddox Former President and Chief Executive Officer (3)	2004 2003 2002	911,538 — —	(5)	— 400,000	(4)	— — —	— 590,000 123,000	(4) (4)	— — —	14,769 59 164

(1)	Represents life insurance premiums paid by us on policies on the executives’ lives and matching contributions to the 401(k) plan.
(2)	Mr. Sullivan served as President and Chief Executive Officer until January 2004, and was re-elected to that position in November 2004
(3)	Mr. Maddox served as Chief Financial Officer from January 2002 until January 2004, and as Chief Executive Officer from January 2004 until November 2004.
(4)

In 2003, Mr. Maddox was issued 1,000,000 shares of Preferred Stock valued at $590,000 in lieu of compensation and received a $400,000 bonus payable in cash for his services rendered as Chief Financial Officer. In 2002 Mr. Maddox was issued 300,026 shares of common stock valued at $123,000 in lieu of compensation for his services as Chief Financial Officer.

(5)	In 2004, Mr. Maddox was paid $1,361,538 in compensation, and reimbursed $450,000 to the Company on November 12, 2004, as a condition to the effectiveness of the Stock Purchase Agreement.

No stock options or stock appreciation rights were granted or exercised during 2002, 2003 or 2004 to any of the Named Officers.

The following table sets forth for the Named Officers information regarding stock options exercised by such officer during the 2004 fiscal year, together with the number and value of stock options held at 2004 fiscal year-end, each on an aggregated basis.

Aggregated Option Exercises in the 2004 Fiscal Year and Fiscal Year-End Option Value

Name	No. of Shares Acquired on Exercise	Value Realized ($)	No. of Unexercised Options at Fiscal Year-End Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End Exercisable/ Unexercisable (1)
Henry W. Sullivan	— —	— —	552,222/0 —	$0/$0 —

(1)	The last sales price of the Company’s Common Stock as reported on the NASDAQ SmallCap Market on December 31, 2004 was $.71, which was lower than the exercise price of the options.

Equity Compensation Plans

The 1999 Stock Incentive Plan (the “Plan”) authorizes the Compensation Committee to grant options in the maximum amount of 10% of the aggregate amount of the issued and outstanding shares plus those reserved for issuance upon the conversion or exercise of outstanding convertible securities. Of these options, up to a maximum of 1,000,000 shares may be issued pursuant to incentive stock options granted under the Plan. The following table contains information as of December 31, 2004, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	No. of Shares to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	No. of Shares available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,029,722	$2.94	7,789,018
Equity compensation plans not approved by security holders	—	—	—

Total	2,029,722		7,789,018

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of August 8, 2005 certain information with respect to the beneficial ownership of the Company’s Common Stock and Preferred Stock by (i) any person known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, (ii) each of the Named Officers; (iii) each director; and (iv) all current directors and executive officers as a group. Each of the persons named in the table has sole voting and investment power with respect to all shares beneficially owned by them, except as described in the footnotes following the table.

As of April 1, 2005, there were 75,028,310 shares of Common Stock and 54,614 shares of Preferred Stock outstanding. Each share of Preferred Stock is convertible into 925.926, shares of Common Stock at any time at the option of the holder. The Preferred Stock has voting rights equal to the Common Stock on an as-converted basis, subject to the limitations on conversion described below.

The number and percentage of shares beneficially owned has been calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under this rule, beneficial ownership includes any shares as to which each selling security holder has sole or shared voting power or investment power and also any shares which the selling security holder has the right to acquire within 60 days. For purposes of determining beneficial ownership in this table, all the shares underlying the Preferred Stock and exercisable warrants have been included, although the Preferred Stock, the Debentures and certain warrants contain limitations on their conversion if such conversion would result in the holder becoming the beneficial owner of more than 4.99% of the Common Stock. A holder may waive this limitation on the number of shares held by it if it provides at least 61 days prior notice of its waiver to the Company. Sponsor and its transferees have waived this limitation on all of the Preferred Stock issuable to them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Shares	Percentage of Class	Amount and Nature of Beneficial Ownership of Preferred Shares	Percentage of Class
Sponsor Investments, LLC (1) Two Lincoln Centre 5420 LBJ Freeway, Suite 1450 Dallas, Texas 75240	61,853,007	46.77%	47,693	74.79%

Herakles Investments, Inc. (1)(2) 5949 Sherry Lane, Suite 1900 Dallas, Texas 75225	36,610,188	32.79%	39,539	62.00%

Crestview Capital Master, LLC (3) Crestview Warrant Fund, L.P. C/o Crestview Capital Funds 95 Revere Drive, Suite A Northbrook, Illinois 60062	26,635,624	28.89%	7,790	12.22%

Big Bend XI Investments, Ltd. (4) 3401 Armstrong Avenue Dallas, Texas 75205	20,011,917	25.94%	2,289	3.59%

Midsummer Investments, Ltd. (5) C/o Midsummer Capital, LLC 485 Madison Avenue, 23rd Floor New York, New York 10022	14,579,817	17.45%	4,000	6.27%

Astraea Investment Management, L.P.(1)(6) Two Lincoln Centre 5420 LBJ Freeway, Suite 1450 Dallas, Texas 75240	6,050,000	7.46%	6,534	10.25%

Henry W. Sullivan (7) 14315 West Hardy Road Houston, Texas 77060	768,009	1.02%	0	—

General Goh Yong Siang (8) Two Lincoln Center, Suite 1450 5420 LBJ Freeway Dallas, Texas 75240	300,000	*	3,240	*

Kenneth Z. Scott 17121 Club Hill Drive Dallas, Texas 75248	0	*	0	—

Robert M. Hoyt (9) 1953 North Howe Street Chicago, Illinois 60614	0	*	0	—

Kevin C. Maddox 8 Saddlewood Estates Houston, Texas 77024	0	*	0	—

All officers and directors as a group (4 persons) (7)(8)(9)	1,068,009	1.41%	3,240	*

(1)

Consists of (a) 43,114 shares of Preferred Stock, convertible into 39,920,374 shares of Common Stock, (b) warrants to purchase 4,579 shares of Preferred Stock, which preferred stock is convertible into 4,239,815 shares of Common Stock, (c) 4,541,822 shares of Common Stock, (d) $2,325,000 in principal amount of Debentures which is convertible into 10,568,182 shares of Common Stock, and (e) warrants to purchase 2,582,814 shares of Common Stock. The Shares of Preferred Stock are owned 36,105 by Herakles Investments, Inc. (“Herakles”), 5,389 by Astraea Investment Management, L.P. (“Astraea”), and 1,620 by Paul Pottinger, Christopher Bancroft, Michael Jordan, John M. Pigott, Goh Yong Siang, Pat Long, David Kellogg, Charles Jarvie, and David Pasahow (the “Sponsor Purchasers”). The warrants to purchase Preferred Stock are owned 3,434 by Herakles and 1,145 by Astraea. The shares of Common Stock are owned by Opus. Sponsor is owned by Sammons Enterprises, Inc. through its wholly owned subsidiary, Herakles, and by Astraea, who may be deemed to beneficially own the shares that they have authority to vote. Sponsor and Opus are ultimately under the common control of Consolidated Investment Services, Inc., a Nevada corporation.

(2)

Consists of (a) 36,105 shares of Preferred Stock, convertible into 33,430,558 shares of Common Stock, and (b) warrants to purchase 3,434 shares of Preferred Stock, which preferred stock is convertible into 3,179,630 shares of Common Stock.

(3)

Consists of warrants to purchase 1,859,994 shares of Common Stock owned by Crestview Warrant and the following securities owned by Crestview: (a) 9,457,385 shares of Common Stock, (b) warrants to purchase 4,264,422 shares of Common Stock, (c) 5,500 shares of Preferred Stock convertible into 5,092,593 shares of Common Stock, (d) warrants to purchase 2,290 shares of Preferred Stock, which preferred stock is convertible into 2,120,370 shares of Common Stock and (e) $845,000 in principal amount of Debentures which is convertible into 3,840,910 shares of Common Stock. Crestview Capital Partners, LLC controls Crestview. The power to vote or dispose of the shares beneficially owned by Crestview is shared by Stewart Flink, Richard Levy, Robert Hoyt and Daniel Warsh. Steven J. Halpern has the sole power to vote or dispose of the shares beneficially owned by Crestview Warrant, but he disclaims beneficial ownership of such shares.

(4)

Consists of 17,892,473 shares of Common Stock and warrants to purchase 2,289 shares of Preferred Stock, which preferred stock is convertible into 2,119,444 shares of Common Stock. The General Partner of Big Bend XI Investments, Ltd. (“Big Bend”) is 2M Companies, Inc., a Delaware corporation controlled by Morton H. Meyerson, who holds the power to vote or dispose of the shares beneficially owned by Big Bend.

(5)

Consists of (a) 6,044,120 shares of Common Stock, (b) 4,000 shares of Preferred Stock convertible into 3,703,704 shares of Common Stock, (c) warrants to purchase 2,263,811 shares of Common Stock, and (d) $565,000 in principal amount of Debentures which is convertible into 2,568,182 shares of Common Stock. Midsummer Capital, LLC, as the investment advisor to Midsummer, may be deemed to have dispositive power over the shares owned by Midsummer. Midsummer Capital, LLC disclaims beneficial ownership of such shares. Mr. Michel Amsalem and Mr. Scott Kaufman have delegated authority from the members of Midsummer Capital, LLC with respect to the shares of Common Stock owned by Midsummer. Messrs. Amsalem and Kaufman may be deemed to share dispositive power over the shares of Common Stock held by Midsummer. Messrs. Amsalem and Kaufman disclaim beneficial ownership of such shares of Common Stock, and neither person has any legal right to maintain such delegated authority.

(6)

Consists of (a) 5,389 shares of Preferred Stock, convertible into 4,989,815 shares of Common Stock, and (b) warrants to purchase 1,145 shares of Preferred Stock, which preferred stock is convertible into 1,060,185 shares of Common Stock.

(7)

Includes 114,035 shares held directly, 53,222 shares held indirectly through a 401(K) plan, 25,000 shares held by a trust of which Mr. Sullivan serves as trustee, 23,530 shares underlying warrants and 552,222 shares underlying stock options.

(8)	Consists of 32,400 shares of Preferred Stock, convertible into 300,000 shares of Common Stock.
(9)	Mr. Hoyt is the managing director of Crestview Capital Master, LLC and in such capacity may be deemed to beneficially own the shares owned by Crestview and Crestview Warrant.
*	Indicates less than 1% ownership.

Voting Agreements

On February 22, 2005, Sponsor, Herakles, Astraea and the Sponsor Purchasers granted Sponsor an irrevocable proxy under the Voting Agreement to vote their respective shares of the Company’s voting stock on all matters, but retained sole dispositive power over their shares. The obligation of each party under the Voting Agreement terminates upon the earlier of February 22, 2015 or the sale by such party of the shares of the Company’s voting stock subject to the Voting Agreement.

Certain Relationships and Related Transactions

In connection with the Securities Purchase Agreement the Company agreed to pay the Debenture Purchasers’ costs and expenses incurred in connection with the negotiation, execution and consummation of the Securities Purchase Agreement. The Company will pay approximately $68,000 to the Debenture Purchasers for such costs.

On July 7, 2005, the Company entered in to the Loan Amendment with Opus pursuant to which the Company issued 4,541,822 shares of Common Stock and the New Note. See “Recent Events” above. On July 7, 2005, the Company issued $5,000,000 in original principal amount of the Debentures and Warrants to purchase 5,554,437 shares of Common Stock to certain of the Company’s existing stockholders. See “Recent Events” above.

In connection with the Exchange Agreement the Company agreed to pay Sponsor’s costs and expenses, including reasonable legal fees and third party due diligence costs, incurred in connection with the negotiation, execution and consummation of the Sponsor Transaction. The Company paid approximately $196,000 to Sponsor for such costs. The Company also paid: $50,000 to Kevin Maddox to cover his legal fees in connection with the Stock Purchase Agreement and the Exchange Agreement, and $137,443 to Crestview to cover its legal fees and due diligence expenses incurred in connection with the Stock Purchase Agreement.

For the year ended December 31, 2004, TieTek paid $170,800 to Sponsor and its affiliates for services rendered to TieTek for consulting services related to TieTek’s human resources, technical and marketing needs.

On August 6, 2003, the Company entered into an initial loan agreement for $2,100,000 in debt financing with Opus, and in February 2004 the Company entered into the Construction Loan for up to $14,000,000, all of which has been drawn. The Construction Loan has a 10 year maturity, variable interest rate of prime plus 700 basis points and pledged security interest in plant, equipment and intellectual property of TieTek. Sponsor had the Sponsor Option to acquire 49.9% of TieTek and controlled a majority of the Board of Managers of TieTek. Pursuant to the Exchange Agreement, the Company issued the Exchange Securities to Sponsor in exchange for Sponsor’s interest in TieTek, and TieTek became a wholly owned subsidiary of the Company. The Construction Loan was amended again on July 7, 2005. See “Change in Control” and “Recent Events”.

On February 11, 2004, as part of the Construction Loan, the Company executed the Royalty Agreement with the Royalty Holders. Under the terms of the Royalty Agreement, the Company paid the Royalty Holders $250,000 in cash, issued 500,000 shares of Common Stock and agreed to pay a 1.25% royalty on net revenue through 2005 and 2.50% royalty on net revenues for the years 2006 through 2013. Mr. Sullivan, the President, Chief Executive Officer and a director of the Company is a principal of each of the Royalty Holders.

On February 5, 2004, the Company issued 1,056,538 shares of Common Stock to Avalanche pursuant to the antidilution provisions a Securities Purchase Agreement dated October 2, 2001, which was terminated in the Control Transaction. Maddox, the then Chief Executive Officer of the Company, is the President and majority stockholder of Avalanche and Mathias, the then Chairman of the Board of the Company, is also an officer and stockholder of Avalanche.

In July 2003, the Company issued, subject to stockholder approval, 1,700,000 shares of Common Stock and a warrant to purchase 1,700,000 shares of Common Stock to Avalanche in exchange for 408,000 shares of common stock in GPEC. The GPEC stock was recorded at the original cost of $0.50 per share or $204,000 as this transaction was with a controlling entity.

During 2003, the Company issued to Maddox, the Chief Financial Officer of the Company during 2003, 300,026 shares of Common Stock to compensate him for the services he had performed as chief financial officer in 2002 and 1,000,000 shares of preferred stock in lieu of compensation for 2003. The shares of Common Stock were valued at $0.41, the calculated value of the restricted stock grant at the date of grant. The Company recorded compensation expense of $123,000 as the fair market value of the Common Stock on the date of grant. The shares of preferred stock were valued at $0.59 per share, which was the price of the Common Stock at the end of 2002. The Company recognized compensation expense of $590,000 in 2003 related to that issuance. In addition, in 2002 the Company reimbursed Maddox for out-of-pocket expenses incurred on the Company’s behalf in connection with a private placement of Company securities by issuing him an additional 23,000 shares of Common Stock. The number of shares issued in reimbursement of expenses was based on a private placement price of $0.60 per share. The stockholders ratified the issuance to Maddox of the 300,026 shares of Common Stock and 1,000,000 shares of preferred stock as compensation to him for services rendered in 2002 and to be rendered in 2003 at the Annual Meeting of Stockholders in 2003.

On December 31, 2002, the Company issued a $2,000,000 convertible note, and a warrant to purchase 2,000,000 shares of Common Stock, to Avalanche for proceeds of $2,000,000. The note bore interest at 10% of the outstanding balance payable monthly, and was secured by a pledge of substantially all the assets of the Company. The note was paid in full on February 16, 2004. The warrant for the purchase of 2,000,000 shares of Common Stock was issued at an exercise price of $0.60 per share, and is exercisable through December 31, 2008. Effective November 12, 2004, this warrant was sold to the Stock Purchasers under the Stock Purchase Agreement.

(Proposal 2)

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO AUTHORIZE THE

ISSUANCE OF UP TO AN ADDITIONAL 100,000,000 SHARES OF THE COMPANY’S COMMON

STOCK

General Information

The Company’s Board has unanimously adopted a resolution approving, and recommending to the Company’s stockholders for their approval, a proposal to amend Article Fourth of the Company’s Restated Certificate of Incorporation (the “Certificate”) to authorize the issuance of up to an additional 100,000,000 shares of Common Stock. The amendment to the Certificate will increase the number of authorized shares of Common Stock from 150,000,000 to a total of 250,000,000. The form of the proposed amendment is follows:

Now, therefore, be it resolved, that the first paragraph of Article IV of the Restated Certificate of Incorporation of the Corporation, as amended to date, shall be amended to provide that the total number of shares of all classes of capital stock which the Corporation shall have authority to issue is two hundred fifty million (250,000,000) shares of Common Stock having a par value of $.001 per share, and twenty million (20,000,000) shares of Preferred Stock having a par value of $.001 per share.

Reasons for Increasing the Authorized Shares of Common Stock

The Certificate currently authorizes the issuance of 150,000,000 shares of Common Stock. As of August 1, 2005, the Company had the following common stock equivalents outstanding:

•	75,028,310 shares of Common Stock;

•	54,364 shares of Preferred Stock convertible into 50,337,037 shares of Common Stock;

•	Warrants to purchase 9,158 shares of Preferred Stock convertible into an estimated 8,479,630 shares of Common Stock;

•	Warrants to purchase 30,993,219 shares of Common Stock; and

•	$5,000,000 in original principal amount Debentures convertible into 22,727,272 shares of Common Stock;

giving the Company a total number of shares of Common Stock which it has (a) currently outstanding or (b) a legal obligation to issue pursuant to outstanding securities of 187,565,468. In addition to the foregoing, if the stockholders ratify the adoption of the 2005 Option Plan, an additional 10,000,000 shares of Common Stock will be reserved for issuance pursuant to grants thereunder.

Upon the closing of the Securities Purchase Agreement, the Company had an insufficient number of authorized shares of Common Stock to issue authorized shares to each person holding securities exercisable for or convertible into shares of Common Stock. Pursuant to the Securities Purchase Agreement, the Company agreed that within 75 days of the closing date, the Company would hold a meeting of its shareholders for the purpose of approving an amendment to the Company’s Certificate of Incorporation which will increase the number of authorized shares of Common Stock to a number that is sufficient for the Company to issue authorized shares of

Common Stock to each holder of Common Stock equivalents upon the exercise or conversion thereof. If the Company fails to approve such an amendment to its Certificate of Incorporation, it will be in default under the Securities Purchase Agreement and the Debentures will become subject to acceleration.

The purpose of increasing the authorized shares of Common Stock is to cause the Company to have enough authorized and unissued shares of Common Stock to satisfy its obligations upon the exercise or conversion of all outstanding securities currently exercisable for, or convertible into, shares of Common Stock. In addition, the increase in authorized shares is required to comply with the Company’s obligations under the Securities Purchase Agreement.

Effect on Authorized and Outstanding Shares

As a result of the increase in authorized shares of Common Stock, the number of shares currently issued and outstanding will not be changed. In addition, the number of shares issuable upon exercise or conversion of securities exercisable for, or convertible into, Common Stock, will remain the same following the amendment to increase the number of authorized shares of Common Stock.

The Company’s Common Stock is currently registered under Section 12(g) of the Exchange Act, and, as a result, we are subject to periodic reporting and other requirements. The proposed authorization to issue an additional 100,000,000 shares of Common Stock will not affect the registration of the Common Stock under the Exchange Act.

Increase of Shares of Common Stock Available for Future Issuance

As a result of the increase in the authorized shares of Common Stock, there will be an increase in the number of authorized shares which would be unissued and available for future issuance. The increase in available shares could be used for any proper corporate purpose approved by the Board including, among other purposes, future financing or acquisition transactions.

Effectiveness of the Increase in Authorized Shares of Common Stock

The increase in authorized shares of Common Stock will become effective upon the filing with the Secretary of State of the State of Delaware of an Amendment to the Certificate. It is expected that such filing will take place on or shortly after the date of the Annual Meeting.

Recommendation

The Board of Directors unanimously recommends a vote “FOR” the amendment to the Certificate to authorize the issuance of up to an additional 100,000,000 shares of Common Stock.

(Proposal 3)

APPROVAL OF NORTH AMERICAN TECHNOLOGIES GROUP, INC.

2005 STOCK OPTION PLAN

General

The Company’s 2005 Option Plan was adopted by the board of directors on August     , 2005. The total number of shares of Common Stock currently reserved for issuance under the 2005 Option Plan is 10,000,000. The statements herein concerning the terms and provisions of the 2005 Option Plan are summaries only and are qualified in their entirety by reference to the full text of the 2005 Option Plan, a copy of which is attached hereto as Appendix A.

At the close of business on the Record Date, the Company had outstanding and entitled to vote 75,028,310 shares of Common Stock and 54,364 shares of Preferred Stock which are convertible into an aggregate of 50,337,037 shares of Common Stock.

On the date hereof, substantially all of the Company’s officers, employees and directors were eligible to participate in the 2005 Option Plan (approximately              people). As of the date hereof, no options to purchase shares of Common Stock had been granted under the 2005 Option Plan. The Company does not have any specific plans with respect to future awards under the 2005 Option Plan at this time.

The Company intends to promptly register the Common Stock to be issued pursuant to the 2005 Option Plan on Form S-8 if the Company’s stockholders approve the 2005 Option Plan. Following the ratification of the 2005 Option Plan, the Company will cease granting options on the Company’s predecessor stock incentive plans.

Terms of the 2005 Option Plan and Agreements

Administration. The 2005 Option Plan is administered by a plan administrator (the “Plan Administrator”) which may be either (i) the Board of Directors of the Company; (ii) any duly constituted committee of the Board of Directors; or (iii) any duly authorized officer or officers of the Company. The Plan Administrator has sole authority to make regulations and guidelines for and to interpret the 2005 Option Plan. The Plan Administrator also has sole power to make awards under the 2005 Option Plan, to designate participants in the 2005 Option Plan and to impose limitations upon awards under the 2005 Option Plan.

Eligibility. All directors, executive officers, key employees and consultants of the Company and certain of its subsidiaries who have the capability of making a substantial contribution to the success of the Company are eligible to participate in the 2005 Option Plan.

Shares Subject to 2005 Option Plan. Currently, not more than 10,000,000 shares of Common Stock may be distributed in accordance with the terms of the 2005 Option Plan. In addition, the number of shares is subject to adjustment in the event of certain dilutive changes in the number of outstanding shares. The Company issues authorized but unissued shares under the 2005 Option Plan. Any shares subject to an award which are not used because the terms and conditions of the award are not met may again be used for an award under the 2005 Option Plan.

Transferability. Rights under any award generally may not be transferred except by will or the laws of descent and distribution provided that the Plan Administrator may, in its discretion, authorize all or a portion of the stock options (other than incentive stock options) to be granted on terms which permit transfer by the optionee to a trust or trusts for the exclusive benefit of the optionee’s children, stepchildren, grandchildren, parents, stepparents, grandparents, or spouse, including adoptive relationships, provided that:

•	such trust or trusts must be controlled by the optionee,

•	there may be no consideration for any such transfer,

•	the option agreement pursuant to which stock options are granted must be approved by the Plan Administrator, and must expressly provide for transferability, and

•	subsequent transfers will be prohibited except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.

Amendment of the 2005 Option Plan. The 2005 Option Plan may be amended by the Board of Directors without the consent of the stockholders except that any amendment, though effective when made, will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted. In addition, no modification of an award can impair the rights of a holder of an outstanding award under the 2005 Option Plan without such holder’s consent.

Change in Control. In the event of certain changes in control of the Company, the Plan Administrator may at its discretion do any or all of the following:

•	accelerate any time periods relating to exercise or realization of the award;

•	cause the awards to be assumed by the successor corporation; or

•

cancel all outstanding options as of the effective date of the change in control, provided that each holder has the right to exercise such option in full for at least 30 days prior to the change in control.

Stock Options. A grant of a stock option entitles a participant to purchase from the Company a specified number of shares of Common Stock at a specified price per share. In the discretion of the Plan Administrator, stock options may be granted as non-qualified stock options or incentive stock options, but incentive stock options may only be granted to executive officers and other employees of the Company or a subsidiary. In addition, incentive stock options may not be granted to any owner of 10% or more of the total combined voting power of the Company and its subsidiaries. Incentive stock options shall be subject to any terms and conditions as the Plan Administrator deems necessary or desirable in order to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). No incentive stock options shall be awarded after the tenth anniversary of the effective date of the 2005 Option Plan.

The purchase price per share of Common Stock subject to an option is 100% of the fair market value of a share of Common Stock at the time such option is granted or, in the case of non-qualified stock options, as otherwise fixed by the Plan Administrator. Upon exercise, payment for shares of Common Stock acquired on exercise of a stock option may be made in cash, in shares of the Common Stock, or a combination thereof, as the Plan Administrator may determine.

Stock options are subject to such vesting schedule as determined by the Plan Administrator and are not exercisable prior to six months from the date of grant unless, in the case of non-qualified stock options, a shorter period is provided by the Plan Administrator or other section of the 2005 Option Plan. No incentive stock option may be exercised later than ten years after the date of grant. Generally, options are exercisable only while the participant is an employee of the Company. Options remain exercisable for limited periods of time however, following termination of employment because of death, retirement or permanent disability.

Federal Income Tax Consequences

The federal income tax consequences, in general, of the 2005 Option Plan are as follows:

With respect to non-qualified stock options granted under the 2005 Option Plan, a participant receiving a grant will not recognize income and the Company will not be allowed a deduction at the time such an option is granted. When a participant exercises a non-qualified stock option, the difference between the option price and any higher market value of the stock on the date of exercise will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company. When a participant disposes of shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain, depending upon the holding period of the shares. If the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as short-term or long-term capital loss, depending upon the holding period of the shares.

With respect to incentive stock options granted under the 2005 Option Plan, a participant receiving a grant will not recognize income and the Company will not be allowed a deduction at the time such an option is granted. When a participant exercises an incentive stock option while employed by the Company or its subsidiary or within the three-month (one year for disability) period after termination of employment, no ordinary income will be recognized by the participant at that time (and no deduction will be allowed to the Company) but the excess of the fair market value of the shares acquired by such exercise over the option price will be taken into account in determining the participant’s alternative minimum taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise are not disposed of until more than two years after the date of grant and one year after the date of transfer of the shares to the participant (statutory holding periods), the excess of the sale proceeds over the aggregate option price of such shares will be long-term capital gain, and the Company will not be entitled to any federal income tax deduction. Except in the event of death, if the shares are disposed of prior to the expiration of the statutory holding periods (a “Disqualifying Disposition”), the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if sustained, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the Company or its subsidiary will be entitled to a federal tax deduction in a like amount), and the balance of the gain, if any, will be capital gain (short-term or long-term depending on the holding period). To the extent that the aggregate fair market value of stock (determined on the date of grant) with respect to which incentive options become exercisable for the first time during any calendar year exceeds $100,000 such options will be treated as non-qualified options.

If a participant pays the exercise price of a non-qualified or incentive stock option with previously owned shares of the Company’s Common Stock and the transaction is not a Disqualifying Disposition, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The shares received in excess of the number surrendered will not be taxable if an incentive stock option is being exercised, but will be taxable as ordinary income to the extent of their fair market value if a non-qualified stock option is being exercised. The participant does not recognize income and the Company receives no deduction as a result of the tax-free portion of the exchange transaction. If the use of previously acquired incentive stock option shares to pay the exercise price of another incentive stock option constitutes a Disqualifying Disposition, the tax results are as described in the preceding paragraph. The income treatment will apply to the shares disposed of but will not affect the favorable tax treatment of the shares received.

Recommendation

The Board recommends that stockholders vote FOR the proposal to approve the North American Technologies Group, Inc. 2005 Stock Option Plan.

PROPOSAL 6:

CHOICE OF AUDITORS

The Audit Committee of the Board of Directors has approved the engagement of Ham Langston & Brezina, LLP (“HLB”) as the Company’s independent auditors for the period ended December 31, 2005. HLB has advised the Board that neither the firm nor any member of the firm has any direct financial interest or any material indirect interest in the Company. Also, during at least the past three years, neither HLB nor any member of that firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of HLB are expected to be present at the Meeting to make a statement if they so desire and will be available to respond to appropriate questions.

The Board of Directors will consider the selection of another accounting firm to serve as the Company’s independent auditors in the event that the stockholders do not approve the selection of HLB as the Company’s independent auditors.

On January 29, 2004, Mann Frankfort resigned as the Company’s independent auditors for the period ended December 31, 2003. On February 5, 2004, the Company engaged HLB to be its independent auditors for the period ended December 31, 2003. Mann Frankfort had audited the Company’s financial statements for 2002. Mann Frankfort was selected by the Board of Directors and the Audit Committee to serve as the independent auditors for the Company for the fiscal year ending December 31, 2003. The report by Mann Frankfort for 2002 did not include an adverse opinion or disclaimer or qualification as to audit scope or accounting principles. There have been no disagreements with Mann Frankfort on any matter of accounting principles or practices which, if not resolved to Mann Frankfort’s satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Company’s financial statements for the period audited.

Stockholder Vote

The affirmative vote of a majority of the shares of Voting Stock present in person or by proxy is required to ratify the appointment of HLB as the Company’s independent auditors for the fiscal year ending December 31, 2005.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF HAM LANGSTON & BREZINA, LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE PERIOD ENDED DECEMBER 31, 2005.

OTHER MATTERS

The Board of Directors does not know of any other matter which is intended to be brought before the Meeting, but if such matter is presented, the persons named in the enclosed proxy intend to vote the same according to their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of the Company, as well as persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”), to file reports with the SEC. The Company believes that during the year ended December 31, 2004 all Reporting Persons timely complied with all filing requirements applicable to them.

Deadline for Receipt of Stockholder Proposals

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a 8 promulgated under the Exchange Act and the Company’s Bylaws. For such a proposal to be considered for inclusion in the Proxy Statement and Proxy relating to the 2006 annual meeting of stockholders, the proposal must be received by the Company not later than December 31, 2005 in accordance with Rule 14a-8. Stockholder proposals submitted outside of the process of Rule 14a-8 may be submitted at any time prior to call to order of the Annual Meeting. The proxy named in the attached proxy card will vote on any such matters in his or her discretion. Such proposals should be directed to Henry W. Sullivan, President.

By Order of the Board of Directors

/s/ Joe B. Dorman
Dated: August , 2005

APPENDIX A

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

2005 STOCK OPTION PLAN

ARTICLE I. GENERAL

Section 1.1 Purpose. The purposes of this Stock Option Plan (the “Plan”) are to: (1) associate the interests of the management of North American Technologies Group, Inc. and its subsidiaries and affiliates (collectively referred to as the “Company”) closely with the stockholders to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders; (2) provide management with a proprietary ownership interest in the Company commensurate with Company performance, as reflected in increased stockholder value; (3) maintain competitive compensation levels thereby attracting and retaining highly competent and talented directors, employees and consultants; and (4) provide an incentive to management for continuous employment with the Company. Certain capitalized terms are defined in Section 4.7.

Section 1.2 Administration.

(a) The administration of the Plan with respect to all or any number or type of awards shall be undertaken by one or more of the following as designated from time to time by the Board of Directors of the Company:

(i) the Board of Directors;

(ii) any duly constituted committee of the Board of Directors; or

(iii) any duly authorized officer or officers of the Company.

Such administrating party shall be referred to herein as the “Plan Administrator”. The Board of Directors may place any conditions it deems appropriate on the discretion of the Plan Administrator.

(b) Subject to any limitations imposed by the Board of Directors, the Plan Administrator shall have the authority, in its sole discretion and from time to time to:

(i) designate the officers and key employees and consultants of the Company and its Subsidiaries eligible to participate in the Plan;

(ii) grant Options provided in the Plan in such form and amount as the Plan Administrator shall determine;

(iii) impose such limitations, restrictions and conditions, not inconsistent with this Plan, upon any such Option as the Plan Administrator shall deem appropriate; and

(iv) interpret the Plan and any agreement, instrument or other document executed in connection with the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

(c) Decisions and determinations of the Plan Administrator on all matters relating to the Plan shall be in its sole discretion and shall be final, conclusive and binding upon all persons, including the Company, any participant, any stockholder of the Company, any employee and any consultant. No member of any committee acting as Plan Administrator shall be liable for any action taken or decision made relating to the Plan or any Option thereunder.

Section 1.3 Eligibility for Participation. Participants in the Plan shall be selected by the Plan Administrator from the directors, executive officers and other employees and consultants of the Company, executive officers and employees of any Subsidiary of the Company and executive officers and key employees of any consultant to, administrator for or manager of the Company who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the form and amount of Options, the Plan Administrator shall consider any factors deemed relevant, including the individual’s functions, responsibilities, value of services to the Company and past and potential contributions to the Company’s profitability and growth. For the purposes of this Plan, the term “Subsidiary” means any corporation or other entity of which at least 50% of the voting securities are owned by the Company directly or through one or more other corporations, each of which is also a Subsidiary. With respect to non-corporate entities, Subsidiary shall mean an entity managed or controlled by the Company or any Subsidiary and with respect to which the Company or any Subsidiary is allocated more than half of the profits and losses thereof.

Section 1.4 Types of Options Under Plan. Options under the Plan may be in the form of any one or more of the following:

(i)	Stock Options, as described in Article II; and/or

(ii)	Incentive Stock Options, as described in Article III.

Options under the Plan shall be evidenced by an option agreement between the Company and the recipient of the Option, in form and substance satisfactory to the Plan Administrator, and not inconsistent with this Plan (“Option Agreement”). Option Agreements may provide such vesting schedules for Stock Options and Incentive Stock Options, and such other terms, conditions and provisions as are not inconsistent with the terms of this Plan. Subject to the express provisions of the Plan, and within the limitations of the Plan, the Plan Administrator may modify, extend or renew outstanding Option Agreements, or accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor. However, except as provided in this Plan, no modification of an Option shall materially impair the rights of the holder thereof without his consent.

Section 1.5 Aggregate Limitation on Options.

(a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of common stock, $.001 par value, of the Company (“Common Stock”). The maximum number of shares of Common Stock which may be issued pursuant to Options issued under the Plan shall be 10,000,000 which may be increased by the Board of Directors pursuant to Section 4.12.

(b) For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan at any time, all the shares issued (including the shares, if any, withheld for tax withholding requirements) under the Plan shall be counted when issued upon exercise of a Stock Option or Incentive Stock Option.

(c) Shares tendered by a participant as payment for shares issued upon exercise of a Stock Option or Incentive Stock Option shall be available for issuance under the Plan. Any shares of Common Stock subject to a Stock Option or Incentive Stock Option which for any reason is terminated unexercised or expires shall again be available for issuance under the Plan.

Section 1.6 Effective Date and Term of Plan.

(a) The Plan shall become effective on the date adopted by the Board of Directors, subject to approval by the holders of a majority of the shares of voting stock of the Company at a meeting of stockholders or by written consent.

(b) The Plan and all Options issued under the Plan shall remain in effect until such Options have been satisfied or terminated in accordance with the Plan and the terms of such Options.

ARTICLE II. STOCK OPTIONS

Section 2.1 Grant of Stock Options. The Plan Administrator may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Plan Administrator may prescribe, grant to any participant in the Plan one or more options to purchase for cash or shares the number of shares of Common Stock (“Stock Options”) allotted by the Plan Administrator. The date a Stock Option is granted shall mean the date selected by the Plan Administrator as of which the Plan Administrator allots a specific number of shares to a participant pursuant to the Plan.

Section 2.2 Stock Option Agreements. The grant of a Stock Option shall be evidenced by a written Option Agreement, executed by the Company and the holder of a Stock Option (the “Optionee”), stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as the Plan Administrator may from time to time determine.

Section 2.3 Stock Option Price. The option price per share of Common Stock which must be paid by the Optionee upon the exercise of a Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Stock Option is granted to the Optionee, unless a higher or lower price is otherwise determined by the Plan Administrator.

Section 2.4 Term and Exercise. Stock Options granted under the Plan shall not be exercisable prior to six months from the date of their grant, unless a shorter period is provided by the Plan Administrator or by another section of this Plan, and may be subject to such conditions and restrictions on exercise as the Plan Administrator shall determine. A Stock Option shall be subject to such vesting schedule and term (“Option Term”) as the Plan Administrator may provide in an Option Agreement. No Stock Option shall be exercisable after the expiration of its Option Term. Unless otherwise provided in an Option Agreement, each Option shall have an Option Term of ten years, subject to earlier termination as provided herein.

Section 2.5 Manner of Payment. Each Option Agreement providing for Stock Options shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the option price for such shares with cash or, if authorized by the Plan Administrator, Common Stock. The Plan Administrator may permit an Optionee to elect to pay the option price upon exercise of a Stock Option through a cashless exercise procedure approved by the Plan Administrator by irrevocably authorizing a broker to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire option price and any tax withholding resulting from such exercise.

Section 2.6 Issuance of Certificates. As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock. The Optionee shall become a stockholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder.

Section 2.7 Death, Retirement and Termination of Employment of Optionee. Unless otherwise provided in an Option Agreement or otherwise agreed to by the Plan Administrator:

(a) Upon the death of the Optionee, any rights to the extent exercisable on the date of death may be exercised by the Optionee’s estate, or by a person who acquires the right to exercise such Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both (i) the remaining Option Term of the Stock Option and (ii) one year. The provisions of this section shall apply notwithstanding the fact that the Optionee’s employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

(b) Upon termination of the Optionee’s employment by reason of retirement or permanent disability (as each is determined by the Plan Administrator), the Optionee may exercise any Stock Options, provided such option exercise occurs within both (i) the remaining Option Term of the Stock Option and (ii) 180 days (in the case of permanent disability) or 90 days (in the case of retirement).

(c) Except as provided in Subsections (a) and (b) of this Section 2.7 or in an Option Agreement, all Stock Options shall terminate immediately upon the termination of the Optionee’s employment.

ARTICLE III. INCENTIVE STOCK OPTIONS

Section 3.1 Grant of Incentive Stock Options. The Plan Administrator may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Plan Administrator may prescribe, grant to any officer or key employee who is a participant in the Plan one or more “incentive stock options” (intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended) (“Incentive Stock Options”) to purchase for cash or shares the number of shares of Common Stock allotted by the Plan Administrator. No Incentive Stock Options shall be made under the Plan after the tenth anniversary of the effective date of the Plan. The date an Incentive Stock Option is granted shall mean the date selected by the Plan Administrator as of which the Plan Administrator allots a specific number of shares to a participant pursuant to the Plan. Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of 10% or more of the total combined voting power of the Company and its subsidiaries.

Section 3.2 Incentive Stock Option Agreements. The grant of an Incentive Stock Option shall be evidenced by a written Option Agreement, executed by the Company and the holder of an Incentive Stock Option (the “Optionee”), stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Plan Administrator may from time to time determine.

Section 3.3 Incentive Stock Option Price. The option price per share of Common Stock which must be paid by the Optionee upon the exercise of an Incentive Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted to the Optionee.

Section 3.4 Term and Exercise. Incentive Stock Options granted under the Plan shall not be exercisable prior to six months from the date of their grant, unless a shorter period is provided by the Plan Administrator or by another section of this Plan, and may be subject to such conditions and restrictions on exercise as the Plan Administrator shall determine. Each Incentive Stock Option may be exercised during a period determined by the Plan Administrator, not to exceed ten years from the date of grant thereof (the “Option Term”) and may be subject to such vesting scheduling as the Plan Administrator may provide in an Option Agreement. No Incentive Stock Option shall be exercisable after the expiration of its Option Term.

Section 3.5 Maximum Amount of Incentive Stock Option Grant. The aggregate fair market value (determined on the date the Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options first become exercisable by an Optionee during any calendar year (under all plans of the Optionee’s employer corporations and their parent and subsidiary corporations) shall not exceed $100,000.

Section 3.6 Applicability of Stock Options Sections. Sections 2.5, Manner of Payment; and 2.6, Issuance of Certificates; and 2.7 Death, Retirement and Termination of Employment; applicable to Stock Options, shall apply equally to Incentive Stock Options. Said sections are incorporated by reference in this Article III as though fully set forth herein.

Section 3.7 Code Requirements. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Code Section 422, unless the participant has first requested the change that will result in such disqualification.

ARTICLE IV. MISCELLANEOUS

Section 4.1 General Restriction. Each Option granted under the Plan shall be subject to the requirement that, if at any time the Plan Administrator shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an Option with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares of Common Stock thereunder, such Option may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Plan Administrator.

Section 4.2 Non-Assignability.

(a) No Option granted under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined by Code Section 141(p)): provided, however, only with respect to Stock Options other than Incentive Stock Options, the Plan Administrator may, in its discretion, authorize all or a portion of the Stock Options (other than Incentive Stock Options) to be granted on terms which permit transfer by the Optionee to a trust or trusts for the exclusive benefit of the Optionee’s children, stepchildren, grandchildren, parents, stepparents, grandparents, or spouse, including adoptive relationships (collectively “Immediate Family”), provided that (A) such trust or trusts must be controlled by the Optionee, (B) there may be no consideration for any such transfer, (C) the Option Agreement pursuant to which Stock Options are granted must be approved by the Plan Administrator, and must expressly provide for transferability in a manner consistent with this Section 4.2, and (D) subsequent transfers of transferred Stock Options shall be prohibited except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. Following any permitted transfer, any Stock Option will continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term Optionee shall be deemed to refer to the transferee. The termination of employment and other events described in Section 2.7 and in the Option Agreement shall continue to be applied with respect to the original Optionee, and the Stock Option shall be exercisable by the transferee only to the extent, and for the periods, specified Section 2.7 and in the Option Agreement. During the life of the recipient, such Option shall be exercisable only by such person or by such person’s guardian or legal representative.

(b) Except as may otherwise be permitted under the Code, in the event of a permitted transfer of a Stock Option (other than an Incentive Stock Option) hereunder, the original Optionee shall remain subject to withholding taxes upon exercise. In addition, the Company shall have no obligation to provide any notices to a transferee, including, for example, of the termination of an Option Agreement following the original Optionee’s termination of employment.

Section 4.3 Withholding Taxes. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue, transfer or vest only such net of the number of shares of the Company sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

Section 4.4 Right to Terminate Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such participant.

Section 4.5 Non-Uniform Determinations. The Plan Administrator’s determinations under the Plan (including without limitation determinations of the persons to receive Options, the form, amount and timing of such Options, the terms and provisions of such Options and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.

Section 4.6 Rights as a Stockholder. The recipient of any Option under the Plan shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

Section 4.7 Definitions. In this Plan the following definitions shall apply:

(a) “fair market value” as of any date and in respect of any share of Common Stock means the average of the closing bid and offer price on such date or on the next business day, if such date is not a business day, of a share of Common Stock on the OTC Bulletin Board or other public securities market on which the Common Stock trades. If the Plan Administrator determines that the average of the closing bid and offer price on the OTC Bulletin Board or other public securities market on which the Common Stock trades does not properly reflect the fair market value of a share of Common Stock, the fair market value of shares of Common Stock shall be as determined by the Plan Administrator in such manner as it may deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.

(b) “Option” means a Stock Option or Incentive Stock Option.

(c) “option price” means the purchase price per share of Common Stock deliverable upon the exercise of a Stock Option or Incentive Stock Option.

Section 4.8 Leaves of Absence. The Plan Administrator shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Option. Without limiting the generality of the foregoing, the Plan Administrator shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on Options under the Plan theretofore made to any recipient who takes such leave of absence.

Section 4.9 Newly Eligible Employees. The Plan Administrator shall be entitled to make such rules, regulations, determinations and grants of Options as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof.

Section 4.10 Adjustments. In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Plan Administrator may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, and any and all other matters deemed appropriate by the Plan Administrator.

Section 4.11 Changes in the Company’s Capital Structure.

(a) The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) If, while there are outstanding Options, the Company shall effect a subdivision or consolidation of shares or other increase or reduction in the number of shares of the Common Stock outstanding without receiving compensation therefore in money, services or property, then, subject to the provisions, if any, in the Option Agreement (i) in the event of an increase in the number of such shares outstanding, the number of shares of Common Stock then subject to Options hereunder shall be proportionately increased; and (ii) in the event of a decrease in the number of such shares outstanding the number of shares then subject to Option hereunder shall be proportionately decreased.

(c) After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by stockholders) in lieu of the number of shares as to which such Option shall then be so exercisable, the number and class of shares of stock, securities or other consideration to which such holder would have been entitled to receive pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of the Company equal to the number of shares as to which such Option had been exercisable.

(d) If the Company is about to be merged into or consolidated with another corporation or other entity, or if the Company is about to sell or otherwise dispose of substantially all of its assets to another corporation or other entity while unexercised Options remain outstanding, then the Plan Administrator may direct that any of the following shall occur:

(i) If the successor entity is willing to assume the obligation to deliver shares of stock or other consideration after the effective date of the merger, consolidation or sale of assets, as the case may be, each holder of an outstanding Option shall be entitled to receive, upon the exercise of such Option and payment of the option price, in lieu of shares of Common Stock, such shares of stock or other consideration as the holder of such Option would have been entitled to receive had such Option been exercised immediately prior to the consummation of such merger, consolidation or sale, and the terms of such Option shall apply as nearly as practicable to the shares of stock or other consideration purchasable upon exercise of the Option following such merger, consolidation or sale of assets;

(ii) The Plan Administrator may waive any limitations set forth in or imposed pursuant to this Plan or any Option Agreement with respect to such Option such that such Option shall become exercisable prior to the record or effective date of such merger, consolidation or sale of assets; and/or

(iii) The Plan Administrator may cancel all outstanding Options as of the effective date of any such merger, consolidation or sale of assets provided that prior notice of such cancellation shall be given to each holder of an Option at least 30 days prior to the effective date of such merger, consolidation or sale of assets, and each holder of an Option shall have the right to exercise such Option in full immediately prior to, and contingent upon, the effective date of such merger, consolidation or sale of assets.

(e) Except as herein provided, the issuance by the Company of Common Stock or any other shares of capital stock or securities convertible into shares of capital stock, for cash, property, labor done or other consideration, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

Section 4.12 Amendment of the Plan. The Board of Directors may, without further approval by the stockholders and without receiving further consideration from the participants, amend this Plan or condition or modify Options under this Plan, including increases to the number of shares which may be covered by Options under this Plan.

This is the Stock Option Plan adopted by the Company on August     , 2005.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

By: Henry W. Sullivan, Chief Executive Officer

Exhibit B

North American Technologies Group, Inc. Audit Committee Charter

I. Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors of North American Technologies Group, Inc. (the “Company”) to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors.

•	Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

Audit Committee members shall meet the applicable independence and experience requirements, in effect from time to time, of the NASDAQ Stock Market (“NASDAQ”) or such other applicable stock exchange or association on which the Company’s common stock is then listed. The Audit Committee shall be comprised of a majority of independent directors as determined by the Board. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. Audit Committee members may attend meetings in person, by telephone conference or similar communications equipment, or as otherwise permitted by law. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

III. Audit Committee Responsibilities and Duties

Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published in accordance with applicable Securities and Exchange Commission (“SEC”) and NASDAQ regulations.

2. Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of major issues regarding accounting principles, practices, and judgments that could significantly affect the Company’s financial statements.

3. In consultation with management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss any significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors with management’s responses.

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4. Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and the Company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61 (“SAS 61”) (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors.

7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

8. Review the independent auditors audit plan - discuss scope, staffing, reliance upon management, and internal audit and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS 61.

10. Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

Legal Compliance

11. On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s system for monitoring compliance with applicable laws and regulations, including response to any material inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

12. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report will be included in the Company’s annual proxy statement as required by the applicable rules of the SEC and NASDAQ.

13. Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

14. Periodically report to the Board of Directors on significant results of the foregoing activities.

Scope of Duties

15. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan, direct or conduct audits, or to determine whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and any internal rules or codes of conduct of the Company.

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V FOLD AND DETACH HERE AND READ THE REVERSE SIDE V

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PROXY

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

Solicited by the Board of Directors of North American Technologies Group, Inc.

The undersigned hereby appoints Henry W. Sullivan and Joe B. Dorman, or either of them, as proxies with full power of substitution, to vote all shares of Stock of North American Technologies Group, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on September 14, 2005, or at any adjournment or postponement thereof, as follows:

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED “FOR” PROPOSAL 1 (ALL NOMINEES), “FOR” PROPOSALS 2, 3 AND 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

(Continued, and to be marked, dated and signed, on the other side)

Please complete and sign the proxy card appearing below, detach and mail it in the enclosed envelope.

V FOLD AND DETACH HERE AND READ THE REVERSE SIDE V

1. ELECTION OF CLASS II DIRECTORS (To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below) Robert M. Hoyt William C. Thompson	For ☐	Withhold Authority ☐	2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000 TO 250,000,000	For ☐	Against ☐	Abstain ☐
			3. PROPOSAL TO RATIFY THE ADOPTION OF THE NORTH AMERICA TECHNOLOGIES GROUP, INC. 2005 STOCK OPTION PLAN	For ☐	Against ☐	Abstain ☐

			4. PROPOSAL TO RATIFY THE APPOINTMENT OF HAM LANGSTON & BREZNIA, LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2006	For ☐	Against ☐	Abstain ☐

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Signature	Date:

Please sign exactly as name appears on this card. Joint owners should each sign. Executors, administrators, trustees or guardians should give their full titles. If a corporation, partnership or other entity, please sign in full entity name by authorized person.